August 22, 2023 Air T, Inc. Air T Funding 11020 David Taylor Drive, Suite 305 Charlotte, NC 28262 Dear Ladies and Gentlemen: We have acted as counsel to Air T, Inc., a Delaware corporation (the “Company”) and Air T Funding, a Delaware trust sponsored by the Company (the “Issuer Trust”), in connection with the filing of a Registration Statement on Form S-1 (the “Registration Statement”) by the Company and the Issuer Trust with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Company and the Issuer Trust have provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement. The Registration Statement, including the Prospectus as may be supplemented from time to time by one or more Prospectus Supplements, provides for the registration by the Company and the Issuer Trust of (i) 193,200 shares of the Issuer Trust’s Alpha Income Trust Preferred Securities, par value $25.00 of the Issuer Trust (the “Capital Securities”); and/or (ii) Guarantee with respect to the Capital Securities. The Capital Securities are described in the Registration Statement, and are referred to herein as the “Securities.” Capitalized terms not otherwise defined in this opinion letter have the meanings ascribed in the Registration Statement and the Prospectus. The Capital Securities are to be issued and to be sold from time to time as set forth in the Prospectus and any amendment or supplements thereto. We are providing this opinion letter to fulfill the requirements of Item 601(b)(5) of Regulation S- K under the Securities Act. In preparing this opinion letter, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters. In rendering this opinion, we have assumed without independent verification: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; (iv) the accuracy, completeness, and authenticity of certificates of public officials; (v) that each natural person signing any document reviewed by us had the legal capacity to do so; and (vi) the due authorization, execution, and delivery of all documents, where authorization, execution, and delivery are prerequisites to the effectiveness of such documents.

Air T, Inc. Air T Funding August 23, 2023 Page 2 To the extent relevant to any opinion below, we have also assumed that, at the time of the sale or delivery of any Securities under the Registration Statement: (a) The Registration Statement and any amendments relating thereto (including post-effective amendments) shall have become effective under the Securities Act and will continue to be effective; (b) One or more Prospectus relating to the Securities being offered will have been prepared and filed in compliance with the Securities Act and the rules and regulations promulgated thereunder, and will comply with all applicable laws; (c) The Securities being offered will have been issued and sold in compliance with applicable Federal and state securities laws and for the consideration set forth in, and otherwise as contemplated by and in conformity with, the Registration Statement, any amendments thereto (including post-effective amendments), and the Prospectus relating to the Securities being offered; (d) Any applicable listing or other requirements of any securities exchange on which the Securities being offered may be listed will have been complied with; (e) The rights, powers, privileges, preferences, and other terms, if any, of any Security to be established after the date hereof, and the terms of the issuance, sale, and delivery of any Security being offered (i) will be in conformity with the Company’s Certificate of Incorporation and Bylaws as then in effect or the Issuer Trust’s Trust Agreement, as amended, as then in effect, (ii) will not violate any applicable law or result in a breach of or default under any agreement or instrument to which the Company or the Issuer Trust is then a party or which is then binding upon the Company or the Issuer Trust, and (iii) will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Issuer Trust; and (f) The Company shall be a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, the Issuer Trust shall be a Delaware Statutory Trust duly organized, validly existing and in good standing under the laws of the State of Delaware and each shall have the necessary power and authority to issue and sell such Securities. Based on the foregoing, we are of the opinion that when the Capital Securities have been issued and sold upon the terms and conditions set forth in the Registration Statement and the applicable Prospectus, then (a) such Capital Securities will be validly authorized and issued and binding obligations of the Issuer Trust, and (b) any such shares of Capital Securities will be legally issued, fully paid and non-assessable.

Air T, Inc. Air T Funding August 23, 2023 Page 3 In rendering this opinion, we are not expressing an opinion as to the laws of any jurisdiction other than the State of Delaware, and we assume no responsibility as to the applicability of the laws of any other jurisdiction to the subject matter hereof or to the effects of such laws thereon. In addition to any other assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following: (a) Our opinions herein reflect only the application of applicable laws of the State of Delaware that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. (b) Our opinions set forth above are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, receivership, rearrangement, liquidation, conservatorship and other similar laws or equitable principles affecting or related to the rights and remedies of creditors generally, including, without limitation, laws relating to fraudulent conveyances, preferences and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain remedies; (iv) an implied covenant of good faith and fair dealing; and (v) the availability of equitable remedies, including, without limitation, specific performance or injunctive relief. (c) Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

Air T, Inc. Air T Funding August 23, 2023 Page 4 (d) We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any indentures or other agreements which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights. (e) We express no opinion as to the enforceability of any provision in any indentures, guarantee agreements or other agreements purporting or attempting to (i) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue; (ii) confer subject matter jurisdiction on a court not having independent grounds therefor; (iii) modify or waive the requirements for effective service of process for any action that may be brought; (iv) waive the right of the Company, the Trust or any other person to a trial by jury; (v) provide that decisions by a party are conclusive; or (vi) modify or waive the rights to claims, notice, legal defenses, rights granted by law, subrogation, opportunity for hearing, evidentiary requirements, statutes of limitations, other procedural rights or other benefits that cannot be waived under applicable law. (f) We express no opinion as to the enforceability of (i) consents to, or restrictions upon, judicial relief; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) waivers of broadly or vaguely stated rights; (iv) provisions for exclusivity, election or cumulation of rights or remedies; (v) provisions authorizing or validating conclusive or discretionary determinations; (vi) grants of setoff rights; (vii) proxies, powers and trusts; (viii) restrictions upon non-written modifications and waivers; (ix) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; or (x) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty. (g) In addition, we express no opinion with respect to (i) whether any acceleration of the Capital Securities may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon; (ii) compliance with laws relating to permissible rates of interest; or (iii) the creation, validity, perfection or priority of any security interest or lien. (h) You have informed us that you intend to issue the Capital Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Capital Securities you will afford us an opportunity to review the operative documents pursuant to which such Capital Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Capital Securities.

Air T, Inc. Air T Funding August 23, 2023 Page 5 This opinion is rendered to you and for your benefit solely in connection with the registration of the securities. This opinion may not be relied on by you for any other purpose and may not be relied upon by, nor may copies thereof be provided to, any other person, firm, corporation or entity for any purposes whatsoever without our prior written consent. We hereby consent to be named in the Registration Statement and in each of the Prospectuses as attorneys who passed upon the legality of the Securities and to the filing of a copy of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion should not be quoted in whole or in part without the prior written consent of this firm, nor is this opinion letter to be filed with or furnished to any other governmental agency or other person, except as otherwise required by law. Sincerely, WINTHROP & WEINSTINE, P.A. 27053887v1